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                  AMENDMENT NO. 1, dated as of September 30, 1997 (this
"Agreement"), by and among METRIS RECEIVABLES, INC. (formerly Fingerhut Financial Services Receivables, Inc.), a corporation organized and existing under the laws of the State of Delaware, as Buyer, and METRIS COMPANIES INC. ("Metris"), a corporation organized and existing under the laws of the State of Delaware, as Seller, to the PURCHASE AGREEMENT, dated as of May 26, 1995 (as heretofore amended, the "Purchase Agreement").

                             W I T N E S S E T H:


                  WHEREAS, pursuant to the Assumption Agreement, FCI assigned to Metris all of its rights arising under the Purchase Agreement and Metris agreed to assume and perform all of FCI's duties and obligations under the Purchase Agreement;

                  WHEREAS, the Buyer and the Seller desire to amend the Purchase Agreement pursuant to Section 9.1 therein in order to provide for the terms contained herein;

                  NOW, THEREFORE, in consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Certificateholders:

                  Section 1. Definitions. Except as provided herein, all capitalized terms used in this Agreement but not defined herein shall have their respective meanings in the Purchase Agreement.


                  Section 2. Amendment to Section 2.1. The first sentence of subsection (a) in Section 2.1 of the Purchase Agreement shall be amended to read as follows:

                  "In consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, the Seller does hereby sell, assign, transfer, set-over, and otherwise convey to the Buyer, and the Buyer does hereby purchase from the Seller, on the terms and subject to the conditions specifically set forth herein, all of the Seller's right, title and interest in, to and under (i) the



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         Receivables now existing and hereafter created and arising in connection with the Accounts and any accounts that meet the definition of Additional Accounts, including, without limitation, all accounts, general intangibles, chattel paper, contract rights and other obligations of any Obligor with respect to the Receivables, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, (ii) all monies and investments due or to become due with respect thereto (including, without limitation, the right to any Finance Charge Receivables, including any Recoveries), (iii) all proceeds of such Receivables and (iv) the Bank Receivables Purchase Agreement to the extent that it relates to the Receivables."

                  Section 3. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 4. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.


                                       2

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                  IN WITNESS WHEREOF, the Buyer and the Seller have caused
this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                            METRIS RECEIVABLES, INC.,
                                             as Buyer


                                            By: /s/ Robert W. Oberrender
                                               -------------------------------
                                               Name:  Robert W. Oberrender
                                               Title: President


                                            METRIS COMPANIES INC.,
                                              as Seller


                                            By: /s/ Robert W. Oberrender
                                               -------------------------------
                                               Name:  Robert W. Oberrender
                                               Title: Chief Financial Officer